UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 2.01    Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends Item 9.01 of the Initial Form 8-K to present certain financial statements of the Company and to present certain unaudited pro forma combined financial information, which financial statements and unaudited pro forma information are filed as exhibits hereto.

On June 29, 2011, Cowen Group, Inc. (the “Company”)  filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Form 8-K”) in connection with the consummation after the market close on June 28, 2011, of the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 16, 2011, by and among the Company, Louisiana Merger Sub, Inc. (“Merger Sub”), a subsidiary of the Company, and LaBranche & Co Inc. (n/k/a Cowen Structured Holdings LLC), including (1) the acquisition of Merger Sub with and into LaBranche & Co Inc., pursuant to which each outstanding share of common stock of LaBranche & Co Inc. was converted into 0.9980 shares of Class A common stock of the Company and (2) the acquisition of LaBranche & Co Inc. with and into Cowen Structured Holdings LLC (f/k/a Louisiana Merger Sub, LLC), a wholly owned subsidiary of the Company (“Cowen Structured Holdings”).  As of the close of market on June 28, 2011, LaBranche stock was delisted and no longer trades on the New York Stock Exchange.

Under the terms of the Merger Agreement, each outstanding share of LaBranche was converted into 0.9980 shares of Cowen Class A common stock (the “Exchange Ratio”). The consideration received by LaBranche’s shareholders was valued at approximately $156 million in the aggregate, based on the closing price of Cowen Class A common stock on the NASDAQ Global Select Market of $3.82 on June 28, 2011. This is based on 40,931,997 shares of LaBranche stock that were outstanding on the date of the completion of the acquisition.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of business acquired.

The audited financial statements of LaBranche & Co Inc. (subsequently renamed to Cowen Structured Holdings) as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, and the notes related thereto, are filed as Exhibit 99.2 to this Form 8-K/A and are incorporated herein by reference.  The unaudited condensed consolidated statements of financial condition of LaBranche & Co Inc. as of March 31, 2011, the related condensed consolidated statement of operations for the three months ended March 31, 2011 and March 31, 2010, and the related condensed consolidated statements of cash flows for the three months ended March 31, 2011 and March 31, 2010, and the Notes to the Consolidated Financial Statements are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and the fiscal year ended December 31, 2010 (giving effect to the acquisition as if the acquisition had occurred on January 1, 2010), and Notes to such unaudited pro forma condensed combined Financial Statements are filed as Exhibit 99.4 to this Form 8-K/A and are incorporated by reference herein. The unaudited pro forma condensed combined statement of financial condition is not required given that the transaction is reflected in the June 30, 2011 historical condensed consolidated statement of financial condition as filed with the SEC in the Company’s quarterly report on Form 10-Q and is filed as Exhibit 99.5 to this Form 8-K/A.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

23.1	Consent of Rothstein, Kass & Company, P.C.

99.2

LaBranche & Co Inc. financial statements as of and for the year ended December 31, 2010 (with Independent Auditors’ Report thereon) (incorporated by reference to the LaBranche & Co Inc. Annual Report on Form 10-K, filed with the SEC on March 16, 2011).

99.3

LaBranche & Co Inc. unaudited condensed consolidated statements of financial condition of as of March 31, 2011 and December 31, 2010, the related condensed consolidated statement of operations for the three months ended March 31, 2011 and March 31, 2010, and the related condensed consolidated statements of cash flows for the three months ended March 31, 2011 and March 31, 2010, and the Notes to the Condensed Consolidated Financial Statements (incorporated by reference to the LaBranche & Co Inc. Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2011).

99.4

Unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and the fiscal year ended December 31, 2010 (giving effect to the acquisition as if the acquisition had occurred on January 1, 2010) and Notes to such unaudited pro forma condensed combined Financial Statements.

99.5

Cowen Group, Inc. financial statements as of and for the six months ended June 30, 2011 (incorporated by reference to the Cowen Group, Inc. Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: September 12, 2011	By:	/s/ Stephen Lasota
	Name:	Stephen Lasota
	Title:	Chief Financial Officer